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Exhibit 3.5

AMENDMENT AND RESTATEMENT EFFECTIVE SEPTEMBER 11, 2002 TO
SECTION 3.02 OF BYLAWS

Section 3.02 Number and Term of Office. The authorized number of directors of the Corporation shall be eleven (11) and such authorized number shall not be changed except by a Bylaw or amendment thereof duly adopted by the stockholders in accordance with the Certificate of Incorporation or by the Board amending this Section 3.02.

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  Exhibit 3.5
AMENDMENT AND RESTATEMENT EFFECTIVE SEPTEMBER 11, 2002 TO SECTION 3.02 OF BYLAWS